Exhibit 99.1
FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 6, 2008
WALTER J. OWENS RESIGNS FROM CARE INVESTMENT TRUST BOARD
NEW YORK – October 6, 2008 – Care Investment Trust Inc. (NYSE: CRE) (“Care”), a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt, today announced that it has accepted the resignation of Walter J. Owens from its Board of Directors. Coincident with his resignation as president of CIT Corporate Finance, Mr. Owens stepped down from Care’s Board effective October 3, 2008.
F. Scott Kellman, President and Chief Executive Officer of Care, said, “We will miss Walter’s financial acumen and strong analytical perspective. We wish him the best of luck in his new endeavors.”
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust’s Annual Report on Form 10-K for the year ended December 31, 2007. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the company, please visit the company’s website at
www.carereit.com
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Care Investment Trust Inc.
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FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Frank Plenskofski	Leslie Loyet
Chief Financial Officer	Analysts/Investors
(212) 771-9318	(312) 640-6672
frank.plenskofski@carereit.com	lloyet@frbir.com
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